  Exhibit 99.1

FOR IMMEDIATE RELEASE

Rimini Street Announces Fiscal Fourth Quarter and Annual 2020 Financial Results

Quarterly revenue of $87.8 million, up 15.4% year over year
Fiscal year revenue of $326.8 million, up 16.3% year over year
Fiscal year operating cash flow of $42.1 million, up 107% year over year
2,487 active clients at December 31, 2020, up 20.6% year over year

LAS VEGAS, March 3, 2021 – Rimini Street, Inc. (Nasdaq: RMNI), a global provider of enterprise software products and services, the leading third-party support provider for Oracle and SAP software products and a Salesforce partner, today announced results for the fourth quarter and fiscal year ended December 31, 2020.

“For the fourth quarter and full year 2020, we continued to execute well against our strategic growth plan to achieve $1 billion in annual revenue by 2026 and exceeded quarterly and full year guidance. We accelerated year-over-year revenue growth for the fourth quarter from 11.7% to 15.4% and for the full year 2020 from 10.9% to 16.3%, respectively, achieved record quarterly and full year results for revenue, new sales invoicing, Calculated Billings, backlog and total gross profit and maintained a Revenue Retention rate of over 90 percent,” stated Seth A. Ravin, Rimini Street co-founder, CEO and chairman of the board. “Throughout the year, we continued making investments - including key executive leadership additions - to take advantage of growing global demand for Rimini Street’s support solutions, including our new application management, security, interoperability and professional services.”

“We produced another consecutive quarter of net income, further strengthened the balance sheet with record cash of $87.6 million at year end 2020 and generated $42.1 million of operating cash flow for full year 2020, a 107% year-over-year improvement,” stated Michael L. Perica, Rimini Street chief financial officer. “Today, we are issuing guidance for first quarter and full year 2021 revenue and affirming our continued commitment to the long-term goals of increasing operating cash flow and growing GAAP profitability.”

Additional details about the Company’s strategic growth plans and operations were presented during Rimini Street’s Investor Day 2021 on February 1, 2021, and the video and slide presentation materials can be found here on the Company’s Investor Relations page through January 2022.

Fourth Quarter 2020 Financial Highlights
•Revenue was $87.8 million for the 2020 fourth quarter, an increase of 15.4% compared to $76.1 million for the same period last year.
•Annual Recurring Revenue was $349 million for the 2020 fourth quarter, an increase of 15.4% compared to $302 million for the same period last year.
•Active Clients as of December 31, 2020 were 2,487, an increase of 20.6% compared to 2,063 Active Clients as of December 31, 2019.
•Revenue Retention Rate was 92% for both the trailing 12 months ended December 31, 2020 and for the comparable period ended December 31, 2019.
•Gross margin was 61.8% for the 2020 fourth quarter compared to 60.2% for the same period last year.
•Operating income was $4.5 million for the 2020 fourth quarter compared to $1.6 million for the same period last year.
•Non-GAAP Operating Income was $11.9 million for the 2020 fourth quarter compared to $5.1 million for the same period last year.
•Net income was $3.7 million for the 2020 fourth quarter compared to a net loss of $(0.2) million for the same period last year.

Rimini Street Announces Fiscal Fourth Quarter and Annual 2020 Financial Results	page 2

•Non-GAAP Net Income was $11.1 million for the 2020 fourth quarter compared to $3.3 million for the same period last year.
•Adjusted EBITDA for the 2020 fourth quarter was $12.9 million compared to $4.7 million for the same period last year.
•Basic and diluted net loss per share attributable to common stockholders was $(0.04) for the 2020 fourth quarter compared to $(0.10) for the same period last year.
•Employee count as of December 31, 2020 was 1,425, a year-over-year increase of 12%.

Full Year 2020 Financial Highlights
•Revenue was $326.8 million for 2020, an increase of 16.3% compared to $281.1 million for 2019.
•Gross margin was 61.4% for 2020 compared to 62.6% for 2019.
•Operating income was $17.9 million for 2020 compared to $22.1 million for 2019.
•Non-GAAP Operating Income was $41.1 million for 2020 compared to $26.8 million for 2019.
•Net income was $13.0 million for 2020 compared to net income of $17.5 million for 2019.
•Basic and diluted net loss per share attributable to common stockholders was $(0.19) per share for 2020 compared to $(0.12) for 2019.
•Non-GAAP Net Income was $36.2 million for 2020 compared to $22.0 million for 2019.
•Adjusted EBITDA was $42.6 million for 2020 compared to $27.0 million for 2019.
•During the third quarter, the Company completed a follow-on public offering of approximately 6.1 million shares of common stock, with net proceeds to the Company of approximately $25.1 million.
•During the fourth quarter, the Company repurchased $5 million face-value of Series A preferred and subsequent to the fourth quarter close, the Company repurchased an additional $10 million, for a total of $15 million face-value of Series A preferred stock at an approximate 10% discount to face-value; no make-whole payments were required and such preferred shares were retired.

Reconciliations of the non-GAAP financial measures provided in this press release to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures, why we believe they are meaningful and how they are calculated is also included under the heading “About Non-GAAP Financial Measures and Certain Key Metrics.”

Full Year 2020 Company Highlights
•Celebrated the 15th anniversary of the Company’s founding in 2005 to redefine the enterprise software support market and bring choice and value to software licensees around the world.
•Saved clients more than $5 billion in total maintenance costs since the Company’s inception.
•Launched the global availability of Rimini Street Support for SAP S/4HANA, extending the Company’s award-winning support services to S/4HANA licensees.
•Announced the new patent pending Rimini Street Artificial Intelligence Support Applications, a result of the Company’s continued investment in optimizing support processes and ensuring global service delivery outcomes at scale. Using the AI Applications, Rimini Street has been able to deliver a better client experience and reduce software issue resolution times by 23%.
•Further enhanced the Company’s industry-leading service response guarantee for clients, shortening response times for critical Priority 1 cases from 15 minutes to 10 minutes and for serious Priority 2 cases from 30 minutes to 15 minutes.
•Closed more than 33,000 support cases and delivered nearly 89,000 tax, legal and regulatory updates for 58 countries, including more than 6,000 emergency updates related specifically to the global pandemic.
•Achieved a record average client satisfaction rating on the Company’s support delivery of 4.9 out of 5.0 (where 5.0 is “excellent”), an increase from an average of 4.8/5.0 in 2019.
•Appointed two new senior executive leaders to support the Company’s next phase of growth including:
◦Gerard Brossard to the newly created role of executive vice president and chief operating officer (COO); and
◦Michael L. Perica as executive vice president and chief financial officer (CFO).
•Expanded the Company’s investment in Mexico and Central America, including the appointment of Alejandro González to the newly created role of general manager for the region.
•Announced a whole-of-government volume sourcing agreement with the Australian government, designed to make the procurement process faster, easier and more cost-effective for agencies to access Rimini Street’s support services.
•Awarded three Brazilian public sector contracts to support Oracle and SAP software as part of the government’s initiative to deliver transparency, efficiency, economy and optimization of public resources.
•Announced that leading global automobile manufacturer, Hyundai-Kia Motors, significantly expanded its use of Rimini Street Oracle Database support to include its overseas branches and affiliates worldwide.

Rimini Street Announces Fiscal Fourth Quarter and Annual 2020 Financial Results	page 3

•Announced that Green Cargo, the Swedish state-owned rail logistics operator, and Airservices Australia, Australia’s air navigation service provider, renewed their support agreements to continue to receive the Company’s ultra-responsive, high-quality support. Also announced many new clients from around the world including:
◦Pulse Electronics, a leading components manufacturer;
◦Hypera Pharma, Brazil’s largest pharmaceutical company;
◦Metropolitan Water Reclamation District of Greater Chicago, a water treatment and management company serving more than 10 million customers;
◦Vedacit, a leading manufacturer of construction products in Brazil;
◦FP Corporation, Japan’s largest manufacturer of disposable food containers;
◦Rassini Automotive, a leading automotive parts and accessories manufacturer in Brazil;
◦Elders, an Australian agribusiness;
◦Downies Collectables, an Australian coin and collectables retailer;
◦The Iyo Bank, a major regional bank in Japan;
◦Supreme Electronics, a leading Taiwanese electronic components distributor;
◦Kamigumi, Japan’s leading transportation and logistics company;
◦Proton, a leading Malaysian auto manufacturer;
◦Kakao, a South Korean internet and mobile messaging company;
◦Productos Chata, a leading food manufacturer based in Mexico;
◦Nadro, Mexico’s leading distributor of pharmaceuticals; and
◦Hearing Australia, the nation’s largest provider of government-funded hearing services.
•Honored with 33 awards, including two Gold Stevie Awards for “Company of the Year” and “Employer of the Year,” and 13 awards for customer service excellence.
•Announced that the Company was named one of the Top 20 Companies to Work for in Las Vegas based on Rimini Street’s employee diversity, competitive salaries and financial health.
•Presented at more than 50 CIO and IT and procurement leader events worldwide.
•Supported more than 120 charities around the world through the Rimini Street Foundation, providing financial contributions, volunteer hours and in-kind donations including personal protective equipment to healthcare workers, senior centers, food banks and youth organizations globally. The Foundation also extended its charitable work in 2020 to Hong Kong, Malaysia, Mozambique, Sweden and the UAE.

2021 Revenue Guidance
The Company is providing first quarter 2021 revenue guidance to be in the range of $87.5 million to $88.5 million and full year 2021 revenue guidance to be in the range of $370 million to $380 million.

Webcast and Conference Call Information
Rimini Street will host a conference call and webcast to discuss the fourth quarter and full year 2020 results and select first quarter 2021 performance to-date commentary at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time on March 3, 2021. A live webcast of the event will be available on Rimini Street’s Investor Relations site at https://investors.riministreet.com. Dial-in participants can access the conference call by dialing (800) 708-4540 in the U.S. and Canada and enter the code 50079791. A replay of the webcast will be available for at least 90 days following the event.

Company’s Use of Non-GAAP Financial Measures
This press release contains certain “non-GAAP financial measures.” Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by U.S. generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release. Presented under the heading “About Non-GAAP Financial Measures and Certain Key Metrics” is a description and explanation of our non-GAAP financial measures.

About Rimini Street, Inc.
Rimini Street, Inc. (Nasdaq: RMNI) is a global provider of enterprise software products and services, the leading third-party support provider for Oracle and SAP software products and a Salesforce partner. The Company offers premium, ultra-responsive and integrated application management and support services that enable enterprise software licensees to save significant costs, free up resources for innovation and achieve better business outcomes. To date, more than 4,000 Fortune 500, Fortune Global 100, midmarket, public sector and other organizations from a broad range of industries have relied on Rimini

Rimini Street Announces Fiscal Fourth Quarter and Annual 2020 Financial Results	page 4

Street as their trusted application enterprise software products and services provider. To learn more, please visit http://www.riministreet.com, follow @riministreet on Twitter and find Rimini Street on Facebook and LinkedIn. (IR-RMNI)

Forward-Looking Statements
Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may,” “should,” “would,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seem,” “seek,” “continue,” “future,” “will,” “expect,” “outlook” or other similar words, phrases or expressions. These forward-looking statements include, but are not limited to, statements regarding our expectations of future events, future opportunities, global expansion and other growth initiatives and our investments in such initiatives. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding Rimini Street’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, the duration of and economic, operational and financial impacts on our business of the COVID-19 pandemic impact, as well as the actions taken by us, governmental authorities, clients or others in response to the COVID-19 pandemic; catastrophic events that disrupt our business or that of our current and prospective clients, changes in the business environment in which Rimini Street operates, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which Rimini Street operates; adverse developments in pending litigation or in the government inquiry or any new litigation; our need and ability to raise additional equity or debt financing on favorable terms and our ability to generate cash flows from operations to help fund increased investment in our growth initiatives; the sufficiency of our cash and cash equivalents to meet our liquidity requirements; the terms and impact of our outstanding 13.00% Series A Preferred Stock; changes in taxes, laws and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the customer adoption of our recently introduced products and services, including our Application Management Services (AMS), Rimini Street Advanced Database Security, and services for Salesforce Sales Cloud and Service Cloud products, in addition to other products and services we expect to introduce in the near future; the loss of one or more members of Rimini Street’s management team; uncertainty as to the long-term value of Rimini Street’s equity securities; and those discussed under the heading “Risk Factors” in Rimini Street’s Annual Report on Form 10-K filed on March 3, 2021, and as updated from time to time by Rimini Street’s future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings by Rimini Street with the Securities and Exchange Commission. In addition, forward-looking statements provide Rimini Street’s expectations, plans or forecasts of future events and views as of the date of this communication. Rimini Street anticipates that subsequent events and developments will cause Rimini Street’s assessments to change. However, while Rimini Street may elect to update these forward-looking statements at some point in the future, Rimini Street specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Rimini Street’s assessments as of any date subsequent to the date of this communication.

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© 2021 Rimini Street, Inc. All rights reserved. “Rimini Street” is a registered trademark of Rimini Street, Inc. in the United States and other countries, and Rimini Street, the Rimini Street logo, and combinations thereof, and other marks marked by TM are trademarks of Rimini Street, Inc. All other trademarks remain the property of their respective owners, and unless otherwise specified, Rimini Street claims no affiliation, endorsement, or association with any such trademark holder or other companies referenced herein.

Rimini Street Announces Fiscal Fourth Quarter and Annual 2020 Financial Results	page 5

RIMINI STREET, INC.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)

ASSETS	December 31, 2020	December 31, 2019
Current assets:
Cash and cash equivalents	$87,575	$37,952
Restricted cash	334	436
Accounts receivable, net of allowance of $723 and $1,608, respectively	117,937	111,574
Deferred contract costs, current	13,918	11,754
Prepaid expenses and other	13,456	15,205
Total current assets	233,220	176,921
Long-term assets:
Property and equipment, net of accumulated depreciation and amortization of $10,985 and $9,847, respectively	4,820	3,667
Operating lease right-of-use assets	17,521	—
Deferred contract costs, noncurrent	21,027	16,295
Deposits and other	1,476	3,089
Deferred income taxes, net	1,871	1,248
Total assets	$279,935	$201,220
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$3,241	$2,303
Accrued compensation, benefits and commissions	38,026	27,918
Other accrued liabilities	21,154	23,347
Operating lease liabilities, current	3,940	—
Deferred revenue, current	228,967	205,771
Total current liabilities	295,328	259,339
Long-term liabilities:
Deferred revenue, noncurrent	27,966	29,727
Operating lease liabilities, noncurrent	15,993	—
Accrued PIK dividends payable	1,193	1,156
Other long-term liabilities	2,539	2,275
Total liabilities	343,019	292,497
Redeemable Series A Preferred Stock:
Authorized 180 shares; issued and outstanding 155 shares and 155 as of December 31, 2020 and 2019, respectively. Liquidation preference of $154,911, net of discount of $17,057 and $155,231, net of discount of $23,915, as of December 31, 2020 and 2019, respectively	137,854	131,316
Stockholders' Deficit:
Preferred Stock, $0.0001 par value per share. Authorized 99,820 shares (excluding 180 shares of Series A Preferred Stock); no other series has been designated	—	—
Common Stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding 76,406 and 67,503 shares as of December 31, 2020 and 2019, respectively	8	7
Additional paid-in capital	101,047	93,484
Accumulated other comprehensive loss	(318)	(1,429)
Accumulated deficit	(301,675)	(314,655)
Total stockholders' deficit	(200,938)	(222,593)
Total liabilities, redeemable preferred stock and stockholders' deficit	$279,935	$201,220

Rimini Street Announces Fiscal Fourth Quarter and Annual 2020 Financial Results	page 6

RIMINI STREET, INC.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenue	$87,828	$76,128	$326,780	$281,052
Cost of revenue	33,584	30,320	126,211	105,106
Gross profit	54,244	45,808	200,569	175,946
Operating expenses:
Sales and marketing	30,298	29,670	114,741	107,280
General and administrative	14,063	12,705	52,222	47,364
Impairment charges related to operating lease right-of-use assets	1,167	—	1,167	—
Litigation costs and related recoveries:
Professional fees and other costs of litigation	4,246	1,875	13,493	8,002
Litigation appeal refunds	—	—	—	(12,775)
Insurance costs and recoveries, net	—	(61)	1,062	3,939
Litigation costs and related recoveries, net	4,246	1,814	14,555	(834)
Total operating expenses	49,774	44,189	182,685	153,810
Operating income	4,470	1,619	17,884	22,136
Non-operating income and (expenses):
Interest expense	(42)	(23)	(77)	(398)
Other income (expenses), net	473	(866)	(258)	(1,495)
Income before income taxes	4,901	730	17,549	20,243
Income tax expense	(1,242)	(937)	(4,569)	(2,714)
Net income (loss)	$3,659	$(207)	$12,980	$17,529

Net loss attributable to common stockholders	$(3,086)	$(6,780)	$(13,829)	$(7,914)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.04)	$(0.10)	$(0.19)	$(0.12)
Weighted average number of shares of Common Stock outstanding:
Basic and diluted	76,325	67,310	71,231	66,050

Rimini Street Announces Fiscal Fourth Quarter and Annual 2020 Financial Results	page 7

RIMINI STREET, INC.
GAAP to Non-GAAP Reconciliations
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Non-GAAP operating income reconciliation:
Operating income	$4,470	$1,619	$17,884	$22,136
Non-GAAP adjustments:
Litigation costs and related recoveries, net	4,246	1,814	14,555	(834)
Stock-based compensation expense	2,036	1,704	7,461	5,532
Impairment charge related to operating lease right-of-use assets	1,167	—	1,167	—
Non-GAAP operating income	$11,919	$5,137	$41,067	$26,834
Non-GAAP net income reconciliation:
Net income (loss)	$3,659	$(207)	$12,980	$17,529
Non-GAAP adjustments:
Litigation costs and related recoveries, net	4,246	1,814	14,555	(834)
Post-judgment interest in litigation awards	—	—	—	(212)
Stock-based compensation expense	2,036	1,704	7,461	5,532
Impairment charge related to operating lease right-of-use assets	1,167	—	1,167	—
Non-GAAP net income	$11,108	$3,311	$36,163	$22,015
Non-GAAP Adjusted EBITDA reconciliation:
Net income (loss)	$3,659	$(207)	$12,980	$17,529
Non-GAAP adjustments:
Interest expense	42	23	77	398
Income tax expense	1,242	937	4,569	2,714
Depreciation and amortization expense	493	452	1,813	1,913
EBITDA	5,436	1,205	19,439	22,554
Non-GAAP adjustments:
Litigation costs and related recoveries, net	4,246	1,814	14,555	(834)
Post-judgment interest in litigation awards	—	—	—	(212)
Stock-based compensation expense	2,036	1,704	7,461	5,532
Impairment charge related to operating lease right-of-use assets	1,167	—	1,167	—
Adjusted EBITDA	$12,885	$4,723	$42,622	$27,040
Calculated Billings:
Revenue	$87,828	$76,128	$326,780	$281,052
Deferred revenue, current and noncurrent, end of the period	256,933	235,498	256,933	235,498
Deferred revenue, current and noncurrent, beginning of the period	204,297	186,925	235,498	196,706
Change in deferred revenue	52,636	48,573	21,435	38,792
Calculated billings	$140,464	$124,701	$348,215	$319,844

Rimini Street Announces Fiscal Fourth Quarter and Annual 2020 Financial Results	page 8

About Non-GAAP Financial Measures and Certain Key Metrics
To provide investors and others with additional information regarding Rimini Street’s results, we have disclosed the following non-GAAP financial measures and certain key metrics. We have described below Active Clients, Annual Recurring Revenue and Revenue Retention Rate, each of which is a key operational metric for our business. In addition, we have disclosed the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net income, EBITDA, adjusted EBITDA and Calculated Billings. Rimini Street has provided in the tables above a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Due to a valuation allowance for our deferred tax assets, there were no tax effects associated with any of our non-GAAP adjustments. These non-GAAP financial measures are also described below.

The primary purpose of using non-GAAP measures is to provide supplemental information that management believes may prove useful to investors and to enable investors to evaluate our results in the same way management does. We also present the non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis, as well as comparing our results against the results of other companies, by excluding items that we do not believe are indicative of our core operating performance. Specifically, management uses these non-GAAP measures as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with our board of directors concerning our financial performance. Investors should be aware however, that not all companies define these non-GAAP measures consistently.

Calculated Billings represents the change in deferred revenue for the current period plus revenue for the current period.

Active Client is a distinct entity that purchases our services to support a specific product, including a company, an educational or government institution, or a business unit of a company. For example, we count as two separate active clients when support for two different products is being provided to the same entity. We believe that our ability to expand our active clients is an indicator of the growth of our business, the success of our sales and marketing activities, and the value that our services bring to our clients.

Annual Recurring Revenue is the amount of subscription revenue recognized during a fiscal quarter and multiplied by four. This gives us an indication of the revenue that can be earned in the following 12-month period from our existing client base assuming no cancellations or price changes occur during that period. Subscription revenue excludes any non-recurring revenue, which has been insignificant to date.

Revenue Retention Rate is the actual subscription revenue (dollar-based) recognized over a 12-month period from customers that were clients on the day prior to the start of such 12-month period, divided by our Annual Recurring Revenue as of the day prior to the start of the 12-month period.

Non-GAAP Operating Income is operating income adjusted to exclude: litigation costs and related recoveries, net, stock-based compensation expense and impairment charges related to right-of-use assets. The exclusions are discussed in further detail below.

Non-GAAP Net Income is net income adjusted to exclude: litigation costs and related recoveries, net, post-judgment interest in litigation awards, stock-based compensation expense and impairment charges related to operating lease right-of-use assets. These exclusions are discussed in further detail below.

Specifically, management is excluding the following items from its non-GAAP financial measures, as applicable, for the periods presented:

Litigation Costs and Related Recoveries, Net: Litigation costs and the associated insurance and appeal recoveries relate to outside costs of litigation activities. These costs and recoveries reflect the ongoing litigation we are involved with, and do not relate to the day-to-day operations or our core business of serving our clients.

Stock-Based Compensation Expense: Our compensation strategy includes the use of stock-based compensation to attract and retain employees. This strategy is principally aimed at aligning the employee interests with those of our stockholders and to achieve long-term employee retention, rather than to motivate or reward operational performance

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for any particular period. As a result, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Impairment charges related to operating lease right-of-use assets: An impairment charge related to our leased assets for a portion of one of our locations as we no longer use the space.

Post-judgment interest in litigation awards: Post-judgment interest resulted from our appeals of ongoing litigation and does not relate to the day-to-day operations or our core business of serving our clients.

EBITDA is net income adjusted to exclude: interest expense, income tax expense, and depreciation and amortization expense.

Adjusted EBITDA is EBITDA adjusted to exclude: litigation costs and related recoveries, net, post-judgment interest in litigation awards, stock-based compensation expense and impairment charges related to operating lease right-of-use assets, as discussed above.

Investor Relations Contact
Dean Pohl
Rimini Street, Inc.
+1 925 523-7636
dpohl@riministreet.com

Media Relations Contact
Michelle McGlocklin
Rimini Street, Inc.
+1 925 523-8414
mmcglocklin@riministreet.com